UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

nCoat, Inc.
(FORMERLY TYLERSTONE VENTURES CORPORATION)
(Exact name of registrant as specified in its charter)

Date of Report (Date of earliest event reported): February 22, 2007

Delaware	333-121660	98-0375406
State of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

7237 Pace Drive
PO Box 38
Whitsett, NC 27377
(Address of principal executive offices)

Registrant's telephone number, including area code (336) 447-2000

Tylerstone Ventures Corporation
1136 Martin Street, White Rock,
British Columbia, Canada, V4B 3V9
(Former name and Address)

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amended Current Report on Form 8-K amends the Current Report of nCoat, Inc. (the “Company”), filed February 23, 2007, in response to comments received by the Company from the U.S. Securities and Exchange Commission.

Item 4.01.	Change in Company's Certifying Accountant

Effective as of February 14, 2007, the Company dismissed Madsen & Associates, CPA's, Inc. (“Madsen”) as the Company's certifying public accountant. Additionally, effective as of February 14, 2007, the Company engaged Hansen Barnett & Maxwell, P.C., as the Company's certifying public accountant.

Madsen reported on the Company's consolidated financial statements for the years ending August 31, 2005 and August 31, 2006, and reviewed the Company's unaudited condensed consolidated financial statements for the quarterly period ended November 30, 2006. For these periods and up to February 14, 2007, there were no disagreements with Madsen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Madsen, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

The audit report of Madsen dated September 28, 2006, on the Company's consolidated financial statements as of August 31, 2006, and for the year then ended, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, other than with respect to the Company's ability to continue as a going concern without raising additional working capital. Additionally, the audit report of Madsen dated September 29, 2005, on the Company's consolidated financial statements as of August 31, 2005, and for the year then ended, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, other than with respect to the Company's ability to continue as a going concern without raising additional working capital.

There were no reportable events (as defined in the Regulation S-B Item 304(a)(1)) during the year ended August 31, 2005, August 31, 2006, or the subsequent interim periods through February 14, 2007.

The Company has provided Madsen with a copy of the foregoing disclosure, and has received from Madsen stating that they agreed with the statements made above by the Company.

No consultations occurred between the Company and Hansen, Barnett & Maxwell during the two most recent fiscal years and any subsequent interim period prior to Hansen, Barnett & Maxwell's appointment as the Company's independent registered public accounting firm regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion that might be rendered on the Company's consolidated financial statements, or other information provided that was considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue, or (ii) any matter that was the subject of disagreement or a reportable event requiring disclosure under Item 304(a)(1) of Regulation S-B, as the case may be.

Item 8.01.	Other Events

The Company reports that on February 16, 2007, it received notification from NASDAQ that the forward split, name change and request for new trading symbol, as previously reported by the Company, had been approved and would become effective February 20, 2007. As of February 20, 2007, the Company's trading symbol is NCOA.

Item 9.01.	Financial Statements and Exhibits.

(a)	Exhibits

Exhibit 16	Letter from Madsen and Associates, former certifying accountants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2007	nCoat, Inc.

	By:	/s/ Paul S Clayson
Paul S Clayson
Chief Executive Officer